Exhibit 10.116

Aeolus Pharmaceuticals, Inc.
Notice of Grant of Stock Options
and Option Agreement	ID: 56-1953785 P.O. Box 14287, 79 T.W. Alexander Dr. 4401 Research Commons, Suite 200 Research Triangle Park, NC 27709-4287

[Optionee Name & address]	Option Number:	__________
	Plan:	2004
	ID:	__________

Effective [option date], you have been granted a(n) Non-Qualified Stock Option to buy                      shares of Aeolus Pharmaceuticals, Inc. (the Company) stock at [exercise price] per share.

The total option price of the shares granted is $                    .

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Aeolus Pharmaceuticals, Inc.	Date

[Optionee Name]	Date

AEOLUS PHARMACEUTICALS, INC.

2004 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

AEOLUS PHARMACEUTICALS, INC., a Delaware corporation (the “Company”) has adopted the 2004 Stock Option Plan (the “Plan”), a copy of which has been provided to Optionee. The Company has granted the Optionee a nonqualified stock option in accordance with the terms of the Notice of Grant of Stock Options (“Grant Notice”) issued to the Optionee. This Option is subject to the terms and conditions of the Plan. Capitalized terms used herein and not defined have the same meanings as set forth in the Plan.

IT IS AGREED as follows:

1. Grant of Option. The Company hereby grants to the Optionee as of the date of the Grant Notice the right and option to purchase (subject to adjustment pursuant to Section 15 of the Plan) the number of shares specified in the Grant Notice of its Common Stock, $.01 par value, (“Common Stock”) at an option exercise price per share equal to the exercise price per share specified in the Grant Notice.

2. Option Period. The option granted hereby shall expire on the date specified in the Grant Notice, subject to earlier termination as provided in the Plan or this Option Agreement.

3. Exercise of Option.

A. The Optionee may exercise the Option hereby granted to the extent vested, from and after the dates set forth in the Grant Notice on a cumulative basis.

B. The Optionee may exercise all or a portion of the Option (to the extent then exercisable) by delivering to the Company a written notice duly signed by the Optionee stating the number of shares that the Optionee has elected to purchase and accompanied by (i) payment of an amount equal to the full purchase price for the shares to be purchased, or (ii) any other method of payment provided for in the Plan to which the Committee of the Company’s Board of Directors administering the Plan may consent. Within twenty days after receipt by the Company of such notice and payment, the Company shall issue the shares in the name of the Optionee and deliver the certificate therefor to the Optionee. No shares shall be issued until full payment therefor has been made, and the Optionee shall have none of the rights of a stockholder with respect to such shares until they are issued.

4. Termination. Nothing contained in this Option Agreement shall confer upon the Optionee any right to remain an employee or consultant of the Company. If the Optionee’s position with the Company as an employee or consultant is terminated for any reason, this Option shall be exercisable only as to those shares immediately purchasable by Optionee at the date of termination for the remaining term of the option as specified in the Grant Notice.

5. Limited Transferability of Option. This Option shall be transferable by the Optionee to members of his or her family and otherwise by will or by the laws of descent and distribution. For purposes hereof, family members shall be deemed to include the Optionee’s spouse, parents, children, grandparents, grandchildren and any trusts created for the benefit of such individuals. The Optionee shall consummate any such transfer of the Option by the execution of an assignment in writing on a form provided by the Company for such purpose. A copy of any such assignment will be promptly delivered to the Company.

6. Tax Status. The Option hereby granted is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

7. Incorporation of Plan. This Option is subject to, and governed by, all the terms and conditions of the Plan, which are hereby incorporated by reference. The Grant Notice and this Option Agreement, including the Plan incorporated by reference herein, represents the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings. In the case of any conflict between the terms of this Agreement and the Plan, the provisions of the Plan shall control.

8. Purchase for Investment. To the extent that the Shares underlying this Option are not registered, as a condition to the exercise in whole or in part of the option hereby granted, each written notice of election shall include a representation by the Optionee that the shares are being purchased for investment and not for distribution or resale.

9. Notices. Any notice to be given by the Optionee hereunder shall be sent to the Company at its principal executive offices, and any notice from the Company to the Optionee shall be sent to the Optionee at Optionee’s address set forth in the Grant Notice; all such notices shall be in writing and shall be delivered in person or by registered or certified mail. Either party may change the address to which notices are to be sent by notice in writing given to the other in accordance with the terms hereof.

10. Governing Law. The parties hereto hereby acknowledge and agree that the Option granted hereby is granted in the State of North Carolina and any shares issued upon exercise of the Option will be issued in the State of North Carolina. This Agreement, as well as the grant of such Option and issuance of such shares, is and shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to the agreements made and to be performed entirely within such State.

11. Signatures. The signatures of the Optionee and the Company on the Grant Notice indicate both parties’ acceptance to abide by the terms of this Option Agreement and the Plan.

PURCHASE FORM

(To be signed and delivered to

Aeolus Pharmaceuticals, Inc.

upon exercise of the Option)

The undersigned, the holder of the foregoing Option, hereby irrevocably elects to exercise the Stock Option for the purchase of                      shares of Common Stock of Aeolus Pharmaceuticals, Inc. (“Shares”) and herewith makes payment of $             ($                     per share) therefor, plus $                     ($             per share) for withholding tax, if any, required in connection with the exercise of the Stock Option, and requests that the Certificates for the Shares be issued in the name(s) of, and delivered to the address(es) set forth below.

Signature

Print Name

Dated:                      , 20

Issue Certificates in
Following Name:

Address

Social Security #